Exhibit 10.2

PRELIMINARY AGREEMENT FOR EXCHANGE
By and Between:
SPECIFIC OFFERING OWNERS OF AEGEA, INC. SHARES AND DEBT
AND
FUTURELAND PROPERTIES, LLC
A Subsidiary of FutureWorld, Corp.

Dated this March __, 2015
WHEREAS, the included below Specific Offering Debt Holders and Shareholders of Aegea, Inc. (hereafter referred to as "AEGA Holders" or by name), of Aegea Inc. which is a publicly filed Colorado Company, and FutureWorld, Corp. (hereafter referred to as "FWDG") a Delaware Corporation which is the owner of the wholly owned subsidiary of FutureLand Properties, LLC,(hereafter referred to as "FLP")  is a Colorado Limited Liability Corporation (hereafter referred to as "FLP"), desire to enter into a purchase and exchange agreement by the AEGA Holders to deliver to FutureWorld their share holdings of Aegea, Inc., as an exchange for such shares owned by such AEGA Holders which shares represent the controlling interest of Aegea, Inc. Additionally, the AEGA Holders shall deliver the rights and release to a certain amount of debt due to them individually, as such amount are set forth herein, which debt exists as obligations of Aegea, Inc.  In exchange for such shares and debt of Aegea, Inc. the AEGA Holders shall receive such shares designated as exchange shares as an exchange for such securities and debt surrendered. Additionally, the AEGA Holders, shall include such members of the Board of Directors, who are entering into such agreement commensurate with a resolution to resign their positions from the Board of Directors, while appointing such directors as designated by FLP. As such the Parties agree to enter into this binding Preliminary Agreement, whereby the AEGA Holders and FLP shall be bound to such exchanges and actions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Buyer and Seller hereby agree as follows:

AGREEMENT
NOW THEREFORE, the following terms and conditions are hereby agreed to between the Parties to be binding on the Parties:
1.    Exchange of Share Interests.  Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined herein), AEGA Holders shall sell, convey, transfer, assign, and deliver to Aegea, Inc., after such change in board control, such shares which are set forth below, which shall be simultaneously exchanged for shares with a resolution of the board of directors, to exchange such shares in combination with such debt as set forth which is due from Aegea to such AEGA Holders. Such share and debt exchange shall occur after the corporate actions of the newly seated board of directors occurs. Such share rights for receipt of the exchange shares are agreed to by the AEGA Holders to occur after the action of the Corporation to conduct a reverse division of the outstanding shares. Such shares shall be redeemed to the Corporation, in combination with such debt, for the purpose of exchange of such shares and debt as due. Such amount of shares being returned by the AEGA Holders shall be set forth in Schedule B set forth below, along with such debt which is being relieved from the corporation in Schedule C set forth below.  Such signatories to this binding Preliminary Agreement represent the controlling interest of shares of Aegea, Inc. and are bound by such. Additional persons may be added to such exchange of the shares and debt in the final agreement. For purposes of this initial agreement, such persons and entities involved agree to be bound, and such additional parties which shall join the final agreement shall be together as a group as the exchange parties for purposes of calculation of such shares being issued as exchange shares.

2.    Exchange Terms. In return for their shares of Aegea, Inc. in the common shares held, in combination with such debt forgiveness as set forth herein, the AEGA Holders shall receive, post-reverse division, an amount of shares to be equal to four and nine tenths percent (4.9%) of the outstanding shares of Aegea when the change in control occurs, and after such reverse division occurs. Such 4.9% shall be calculated, post reverse division based upon the shares outstanding within ten days after such reverse division and change in control occurs. Such shares as held by the AEGA Holders which are surrendered in return for the new exchange shares to be issued, shall be cancelled in such exchange and returned to treasury. Such exchange shares when issued shall be non-dillutable, meaning that such holdings shall exist as a matter of right for a period of twelve months from the date of issuance, in such percentage. In order to effect such non-dillutable amount of holdings, such additional shares to keep such percentage of holdings shall be issued the first of each 90 days following such initial issuance, for the period of the one year. Such shares shall be held by the AEGA Holders under terms of limitation of sale, cumulatively, as a class so that such AEGA Holders may sell only 1% of the outstanding shares per month.
3.    Corporate Actions. The exchange shall occur, from the AEGA Holders, after certain corporate actions occur with Aegea. Such Holders by their offering for this exchange do hereby agree that they shall and do approve the replacement of such board of directors as necessary for the actions involved in such agreement. Such AEGA Holders represent the majority of the outstanding shares of Aegea, and as such are hereby authorizing the replacement of those board members who are AEGA Holders in this agreement, who hereby agree to resign such positions concurrent with this agreement. Such board of director members shall concurrent with such resignation, appoint such members as identified in such resolution such members as nominated by FutureLand Properties. Such resolution shall be effective on the date of the final agreement.

4.    Debt Exchange. In combination with the shares being exchanged, the AEGA Holders shall grant relief of debt to Aegea for purposes of relief of corporate debt. Such amount of debt, shall be a cumulative and total amount of $100,000.00 as set forth on Schedule C to the Agreement. Such debt shall be bound from the initial signer AEGA Holders, and may be distributed from others who join the AEGA Holders at the time of the final agreement which may include such other parties.
5.    Additional AEGA Holder Actions. Additionally, each AEGA Holder who is a party to this Agreement, and such does by their entry into this agreement, agree that they shall sign a resolution, if necessary, for the reverse division of the Common stock of such shares of Aegea, Inc. in such reverse division resolution which shall follow this preliminary agreement.
6.   Share Issuance, Resolutions and Guaranty. FutureLand Properties, LLC as the new appointed corporate control party through such appointed new directors, and by way of this agreement, does hereby agree to all terms of this agreement, to include the actions for the reverse division of such shares by the new board of directors, the issuance of the new shares for exchange of the original shares as held by the AEGA Holders, proportionate share issuance for purposes of the 4.9% ownership by such AEGA Holders, and for the purchase by such AEGA Holders of the assets of Aegea, Inc. for private ownership. Such rights are essential and guaranteed under this Agreement.
7.   Purchase of Aegea, Inc. Assets. By entry into this Agreement, the appointed new directors will be bound, as appointed by FutureLand Properties, do hereby agree that all assets of Aegea, Inc. as currently held by Aegea, Inc. to include all intellectual property, contractual rights, business plans, architectural works, property rights, and other valuable matters, shall be sold to the AEGA Holders, into a new entity formed at their direction, control and benefit. All such properties and assets shall be sold from Aegea, Inc. by a bill of sale, for which the AEGA Holders shall pay for such assets and property by an exchange of $100,000.00 in debt due to them from Aegea, Inc. Such purchase shall be operable with the signing of this Agreement with such effective date, as executed herein, by resolution and agreement this date. All additional debt as due from Aegea, Inc. to such AEGA Holders shall be assigned as liabilities to such new private entity as designated by the AEGA Holders.

9.    AEGA Holder's Deliveries.     Within 5 days of the Execution Date of the final agreement, AGEA Holders shall deliver to the Corporation their shares of Aegea, Inc. together with such documents necessary for cancellation of such shares. As well, commensurate with the execution of this Agreement, such AEGA Holders shall deliver a resolution for the reverse division of such common shares of the Corporation, based upon their holdings before such shares which are being exchanged to the Corporation.

10.    New Asset Entity and Action of Corporation. AEGA Holders shall form, prior to the exchange actions involving the assets of Aegea, Inc. a receiving private entity as a recipient corporation for all such purchased assets and debt.  Such entity shall be a Florida Corporation, which shall receive and be entitled to hold all of the assets of Aegea, Inc., to include all real property, contractual rights, intellectual property, copyrights, trademarks, business plans, web sites, work in progress, and all real and personal property of the Corporation, with the exception of those matters necessary for operation and reporting of the Corporation as a public entity. All liabilities of Aegea identified as non-public liabilities shall become liabilities of such new entity.
11.     Actions for Closing.
(a)    Board of Directors. Upon or before the effective date as set forth in the final agreement, the existing members of the board of directors shall execute a simultaneously effective resolution for their resignation from the board of directors of Aegea, and appointing such persons as designated by FutureLand Properties.
(b)    Liabilities. The liabilities of Aegea as a corporation, shall be divided for purposes of the final agreement between the surviving Corporation, and the Asset Receiving Entity controlled by the AEGA Holders, which liabilities shall stay with such entity in the new Florida Corporation, based upon whether such expenses and debts are due to either 1) public company activities directly related to the public market and reporting of Aegea, Inc. or 2) those of Aegea related to its core business operations and planning for land acquisition and development. As such the parties agree, that as of the date of this preliminary agreement, the expenses are reflected on Schedule A to this Agreement and shall carry over as liabilities of each party as designated. All such other liabilities or claims shall be dealt with by each party as designated in the final agreement schedule.
12.    Indemnification, Actions  and Legal Authorities
      (a)    All Parties agree to extents of indemnification and hold harmless as set forth in the final agreement.
      (b)     Officers and Directors.  At the Effective Date and Time, the officers and directors of Aegea, Inc. shall deliver to the Company evidence of resignation and the appointment of those new directors and officers as designated by FutureLand Properties to be effectively appointed and empowered on such date.

      (c)    Liabilities.  As of the Closing Date, Aegea shall have no more than $1,000 in actual or contingent liabilities which have not been disclosed, and  will have no other obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) (including, without limitation any Contracts), except for its obligations incurred as set forth below in Schedule A to this Preliminary Agreement.

      (d)    Common Stock.  As of the Effective Time, such Aegea Company stock is eligible and trading on the OTC Markets and quoted on the OTCQB.  Aegea, Inc. will have made all required filings which the Corporaton would have been required to make with the Securities and Exchange Commission under the Exchange Act, and such filings will have complied in all material respects with applicable requirements under the Exchange Act.

      (e)    Additional Deliveries. AEGA Holders will deliver to the Company, on or prior to the Closing Date, (i) such pay-off letters and releases relating to liabilities as the Company may reasonably request to confirm that Aegea, Inc. has no more than $1,000 in liabilities other than those reflected on the attached schedule aside from those debts being moved to the new AEGA Holder private company, (ii) a good standing certificate from the State of Colorado, or confirmed by counsel, and (iii) such other documents as the Company may reasonably request.

      13.    Termination

  This Preliminary Agreement and the final agreement may be terminated a) only for cause at any time prior to the Effective Time, after approval by execution of the below signed AEGA Holders, who are represented by the below signers who initially represent the controlling shareholders of Aegea; b) by either party, if the required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote; c) by either party, if all the conditions to the obligations of such party for Closing the Merger shall not have been satisfied or waived on or before the Final Date other than as a result of a breach of this Agreement by the terminating party; or d) by either party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the exchanges and purchase shall have been issued and shall have become final and non-appealable;
      5.   General Terms:

      a)    Modification of Terms and Conditions. The purpose of this preliminary agreement is to provide a binding agreement upon which the Parties can begin all necessary actions necessary for the transaction.  It is expressly understood that this preliminary agreement intends to to set out all of the basic essential terms and conditions pertaining to these transactions. Therefore, this preliminary agreement shall obligate the parties to such transaction until it is determined that the final agreement is complete with all additional AEGA Holders as parties.

      b)   Execution. This preliminary agreement may be executed in counterparts, each taken in conjunction equating to fully executed agreement; facsimile and scanned signatures may be accepted in lieu of original manual signatures.

      c)   Legal Fees and Jurisdiction.  Each Party shall bear its own legal fees for execution of any  provisions herein contained. Such Preliminary Agreement shall be governed by Florida` law and enforceable in the Courts of Florida, in and for Palm Beach County Florida.

      d)   Binding Effect. The Parties agree that this Preliminary Agreement shall be binding and enforceable as between them.

      e)   Commonality of Counsel and Waiver. Both the AEGA Holders and FutureWorld/FutureLand Properties, hereby acknowledge that there is a common counsel in Craig A. Huffman, of Securus Law Group. All Parties acknowledge and waive any perceived conflict of interest, as known and disclosed by Securus, to include debts from each or related parties and compensation for services, and other material matters. Both the AEGA Holders and FutureWorld acknowledge that they have the right to and ability to confer and retain outside or other counsel, and either are waiving such ability, or have effectively done such consultation as required. In the event of ANY material claims or litigation, both Parties acknowledge that Craig A. Huffman shall be conflicted from representation of either party, and will only act as a joint moderator for purposes of settlement.

NOW THEREFORE, the Parties hereby agree, accept, acknowledge, consent, and stipulate to the terms and conditions contained herein for the mutual promise and consideration stated herein.
AEGEA HOLDER

By:  ANCIENT INVESTMENTS SIGNED ON MARCH 10, 2015
Name on Shares:  ______SEE OTHER SHEET______         Amount of shares: 52,690,000

Date:  March 10, 2015

AEGEA HOLDER

By:______________________________________

Name on Shares:  Dee Investment Management, LLC         Amount of shares: 13,104,667

Date:______________________________________

AEGEA HOLDER

By:______________________________________

Name on Shares: Schneider Family Ventures, LLC        Amount of shares: 15,400,000

Date:______________________________________

AEGEA HOLDER

By:______________________________________

Name on Shares:  ___________________________         Amount of shares: ___________________

Date:______________________________________

 FutureLand Properties, LLC

By:______________________________________

Name:  ______________________________________

Date:______________________________________

SCHEDULE A

DEBTS OF AEGEA, INC.

Here is the current list outstanding AEGEA payables, showing two categories
(public company related and AEGEA related):

Public Company Related Expenses to be acquired and responsible by the surviving Corporation:

Salberg & Co. $7,580.44
(for 2 quarters)
EdgarTech 4,145.00
CFO on Call 2,500.00
Securus Law Group 20,000.00
ClearTrust 1,000.00 (plus additional for the reverse split, etc.)
_________________
Total $35,225.44**

AEGEA Related Expenses to be carried into the private company of Aegea:

Carter Deluca (IP attorneys) 10,500
Ken Van Assenderp (lawyer - Special District)4,000
M. Lingerfelt (3 months, including March) 10,500
Crossroads Environmental (T. Overdorf)10,000
GCY (surveyors)12,000
M. Curtis 1,500
_________________
Total $48,500

Total$83,725.44

** Chicago Ventures $44,000 debt which is due (with March, April and May payments), shall be responsibility of the surviving Corporation, and Aegea the private company shall have no liabilities.

SCHEDULE B
SHARE HOLDINGS FOR EXCHANGE BY AEGEA HOLDERS

SCHEDULE C
DEBT FOR RELIEF IN EXCHANGE